UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): April 14, 2005



                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                          ___________________________

Item 5.02 Departure of Directors or Principal Officers; election of Directors; Appointment of Principal Officers.

     One April 14, 2005, NIKE, Inc. (the "Company"), issued a press release announcing that John G. Connors has been appointed by the Company's Board of Directors to serve as a Director of the Company, effective April 14, 2005.

John G. Connors, age 46, is a partner in Ignition Partners LLC, a Seattle-area venture capital firm. Mr. Connors served as Senior Vice President and Chief Financial Officer of Microsoft Corporation from December 1999 to April 2005. He joined Microsoft in 1989 and held various management positions, including Corporate Controller from 1996 to 1999, Vice President, Worldwide Enterprise Group in 1999, and Chief
Information Officer from 1996 to 1999.   Mr. Connors is a Certified
Public Accountant.

     There was no arrangement or understanding pursuant to which Mr. Connors was elected as a director, and there are no related party transactions between the Company and Mr. Connors. It is expected that Mr. Connors will serve on the Company's Audit Committee.

     The press release issued on April 14, 2005 by the Company is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

The following exhibits are being furnished with this Current Report on Form 8-K:

   99.1    Press Release dated April 14, 2005.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NIKE, Inc.
                                         (Registrant)

Date:  April 14, 2005
                                         /s/ Donald W. Blair
                                         __________________________
                                         By: Donald W. Blair
                                           Chief Financial Officer